UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 23, 2013

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 24, 2013, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing the Company’s results for its third quarter ended September 30, 2013. A copy of this press release is attached hereto as Exhibit 99.1.
This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 24, 2013, David J. Schramm announced that he will retire from his position as President, Chief Executive Officer and a director of Maxwell Technologies, Inc. (the “Company”) effective as of December 31, 2013. Following his retirement, Mr. Schramm will serve as a consultant to the Company for a period of two years. In connection with the foregoing, the Company and Mr. Schramm have entered into the Transition and Consulting Agreement dated October 23, 2013 (the “Transition Agreement”).
The Transition Agreement provides for certain terms and conditions in connection with Mr. Schramm’s subsequent retirement and entry into a consulting arrangement with the Company. Pursuant to the Transition Agreement:

•	Mr. Schramm will continue to serve as President and Chief Executive Officer until his retirement effective as of December 31, 2013.

•	Mr. Schramm will remain eligible to receive an annual bonus for 2013 in accordance with the Company’s existing incentive bonus program on the same terms as other senior executives.

•
Mr. Schramm will serve as a senior advisor to the Company during the period commencing on January 1, 2014 and ending on December 31, 2015, or such earlier date on which Mr. Schramm or the Company terminates the consulting relationship pursuant to the terms of the Transition Agreement.

•
In consideration for Mr. Schramm’s service as a senior advisor, as well as other terms and conditions of the Transition Agreement, including entering into a release agreement with the Company, the Company will pay Mr. Schramm his current base salary and a health stipend in an aggregate amount of $45,177 per month.

•
Mr. Schramm’s service as a senior advisor will be treated as continuing his employment for purposes of his existing stock options, restricted stock awards, and performance stock awards, except that restricted stock awards and performance stock awards granted to Mr. Schramm in February 2013 will be forfeited back to the Company on the date of his retirement.

•	Mr. Schramm shall be subject to non-competition, non-solicitation, and cooperation covenants while he serves as a senior advisor to the Company.
Beginning on January 1, 2014, John Warwick, the current Chief Operating Officer of the Company, will serve as interim CEO until such time as a permanent successor is appointed to this role.
A copy of the Transition Agreement is filed as Exhibit 99.2 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on October 24, 2013
99.2	Transition and Consulting Agreement between Maxwell Technologies, Inc. and David Schramm dated October 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: October 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on October 24, 2013
99.2	Transition and Consulting Agreement between Maxwell Technologies, Inc. and David Schramm dated October 23, 2013